Exhibit 4.6

                                WARRANT AGREEMENT


                  WARRANT AGREEMENT ("Agreement"), dated as of ______________ 2003, by and between Patriot Gold Corp., a Nevada corporation (the "Company"), and __________________________ ("Warrantholder"). Certain capitalized terms used herein are defined in Section 15 hereof.

                  In consideration of the mutual terms, conditions, representations, warranties and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section (1)       Issuance of Warrants.

                  The Company hereby issues and grants to Warrantholder ___________ Class A Warrants ("Warrants") to purchase ____________ shares of common stock of the Company, par value $.001 per share (the "Common Stock"). Each Warrant shall entitle the holder, subject to the satisfaction of the conditions to exercise set forth in Section 7 of this Agreement, to purchase on or prior to 5:00 p.m., Vancouver time, on __________, 2006 (the "Warrant Expiration Date") one share of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants being collectively referred to herein as the "Warrant Shares") at an exercise price of $1.40 per Warrant Share (the "Exercise Price"). The number of Warrant Shares issuable on exercise of each Warrant and the Exercise Price are all subject to adjustment pursuant to Section 8 of this Agreement.

Section (2)       Form of Warrant Certificates.

                  Promptly after the execution and delivery of this Agreement by the parties hereto, the Company shall cause to be executed and delivered to Warrantholder one or more certificates evidencing the Warrants (the "Warrant Certificates"). Each Warrant Certificate delivered hereunder shall be substantially in the form set forth in Exhibit A attached hereto and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate and that are not inconsistent with the terms of this Agreement or as may be required by applicable law, rule or regulation. Each Warrant Certificate shall be dated the date of execution by the Company.

Section (3)       Execution of Warrant Certificates.

                  Each Warrant Certificate delivered hereunder shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or a Vice President, and by its Secretary or an Assistant Secretary. Each such signature may be in the form of a facsimile thereof and may be imprinted or otherwise reproduced on the Warrant Certificates.

                  If  any   officer  of  the  Company  who  signed  any  Warrant
Certificate  ceases  to  be  an  officer  of  the  Company  before  the  Warrant
Certificate so signed shall have been delivered by the Company, such Warrant Certificate nevertheless may be delivered as though such person had not ceased to be such officer of the Company.

Section (4)       Registration.

                  Warrant Certificates shall be issued in registered form only. The Company will keep or cause to be kept books for registration of ownership and transfer of each Warrant Certificate issued pursuant to this Agreement. Each Warrant Certificate issued pursuant to this Agreement shall be numbered by the Company and shall be registered by the Company in the name of the holder thereof (initially the Warrantholder). The Company may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section (5)       Transfers and Exchanges.

(A) Transfers. Subject to the following provisions of this Section 5, the Warrants are transferable, in whole or in part, upon surrender of the Warrant Certificates evidencing such Warrants at the office of the Company referred to in Section 16, together with a written assignment in the form of the Assignment appearing at the end of the form of Warrant Certificate attached hereto as Exhibit A, duly executed by the registered holder thereof or its agent or attorney. Upon such surrender, the Company shall, subject to this Section 5, register or cause the registration of the transfer upon the books maintained by or on behalf of the Company for such purpose. If the Warrants evidenced by any Warrant Certificate are to be transferred in whole, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the Warrants evidenced by any Warrant Certificate are to be transferred in part, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and a new Warrant Certificate to and in the name of the assigning holder in an amount equal to the number of Warrants evidenced by the surrendered Warrant Certificate that were not transferred.

(B) Restrictions on Transfer. No Warrant may be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of (each a "transfer") unless (i) the transfer complies with all applicable securities laws and (ii) the transferee agrees in writing to be bound by the terms of this Agreement.

(C) Exchanges. A Warrant Certificate may be exchanged, at the option of the holder thereof, upon surrender of such Warrant Certificate at the office of the Company referred to in Section 16, for one or more other Warrant Certificates of like tenor and representing in the aggregate the same number of Warrants as was represented by the surrendered Warrant Certificate.

(D) Cancellation. Warrant Certificates surrendered for transfer or exchange shall be canceled by the Company.

Section (6)       Mutilated or Missing Warrant Certificates.

                  If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue, upon surrender and cancellation of any mutilated Warrant Certificate, or in lieu of and substitution for any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equal number of Warrants. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Company only upon the Company's receipt of reasonably satisfactory evidence of such loss, theft or destruction and, if requested, an indemnity or bond reasonably satisfactory to the Company.

Section (7)       Exercise of Warrants.

(A) Exercise. Subject to the terms and conditions set forth in this Section 7, Warrants may be exercised, in whole or in part (but not as to any fractional part of a Warrant), at any time, or from time to time on or prior to 5:00 p.m., Vancouver time, on the Warrant Expiration Date.

                  In order to exercise any Warrant, Warrantholder shall deliver to the Company at its office referred to in Section 16 the following: (i) a written notice in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached as Exhibit A hereto of such Warrantholder's election to exercise the Warrants, which notice shall specify the number of such Warrantholder's Warrants being exercised; (ii) the Warrant Certificate or Warrant Certificates evidencing the Warrants being exercised; and
(iii) payment of the aggregate Exercise Price.

                  All rights of Warrantholder with respect to any Warrant that has not been exercised, on or prior to 5:00 p.m., Vancouver time, on the Warrant Expiration Date shall immediately cease and such Warrants shall be automatically cancelled and void, unless the Company shall have extended the Warrant Expiration Date (as provided in Section 16 below).

(B) Payment of Exercise Price. Payment of the Exercise Price with respect to Warrants being exercised hereunder may, at the election of Warrantholder, be made as follows: (i) by the payment to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Warrants then being exercised; or (ii) by surrendering to the Company for cancellation Warrant Certificates evidencing Warrants to acquire a number of Warrant Shares equal to (x) the aggregate Exercise Price divided by (y) the fair market value of one Warrant Share (a "cashless exercise").

                  If a Warrantholder elects a cashless exercise, the number of Warrant Shares to be issued to Warrantholder upon such exercise shall be computed using the following formula:

              X = Y(A-B)
                      A

              X = the number of Warrant Shares to be issued to Warrantholder

              Y = the number of Warrant Shares underlying the Warrants being exercised

              A = the fair market value of one Warrant Share

              B = the Exercise Price

(a) As used herein, the "fair market value of one Warrant Share" means an amount equal to the number of shares of Common Stock into which a Warrant Share is convertible times the average, over the 5 trading-day period ending on the trading day which is two trading days prior to the date of surrender, of the closing sales prices (or, if on any day there is no closing sales price, the average of the highest bid and lowest asked price) in the United States Over-the-Counter Bulletin Board as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

(b) For the purpose of this section, the "closing" shall mean 4:00 p.m., New York City time.

(C) Payment of Taxes. The Company shall be responsible for paying any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of Warrant Shares on exercise of a Warrant.

(D) Delivery of Warrant Shares. Upon receipt of the items referred to in Section 7A, the Company shall, as promptly as practicable, and in any event within three
(3) Business Days thereafter, execute and deliver or cause to be executed and delivered, to or upon the written order of Warrantholder, and in the name of Warrantholder or Warrantholder's designee, a stock certificate or stock certificates representing the number of Warrant Shares to be issued on exercise of the Warrant(s). If the Warrant Shares shall in accordance with the terms thereof have become automatically convertible into shares of the Company's Common Stock prior to the time a Warrant is exercised, the Company shall in lieu of issuing shares of Common Stock, issue to the Warrantholder or its designee on exercise of such Warrant, a stock certificate or stock certificates representing the number of shares of Common Stock into which the Warrant Shares issuable on exercise of such Warrant are convertible. The certificates issued to Warrantholder or its designee shall bear any restrictive legend required under applicable law, rule or regulation. The stock certificate or certificates so delivered shall be registered in the name of Warrantholder or such other name as shall be designated in said notice. A Warrant shall be deemed to have been exercised and such stock certificate or stock certificates shall be deemed to have been issued, and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised, is received by the Company as aforesaid. If the Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the stock certificates, deliver to the holder thereof a new Warrant Certificate evidencing the Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of Warrants evidenced thereby) be identical to the Warrant Certificate being exercised. Any Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

Section (8) Adjustment of Number of Warrant Shares Issuable Upon Exercise of a Warrant and Adjustment of Exercise Price.

(A) Adjustment for Stock Splits, Stock Dividends, Recapitalizations. The number of Warrant Shares issuable upon exercise of each Warrant and the Exercise Price shall each be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or the like affecting the number of outstanding shares of Common Stock that occurs after the date hereof.

(B) Adjustments for Reorganization, Consolidation, Merger. If after the date hereof, the Company (or any other entity, the stock or other securities of which are at the time receivable on the exercise of the Warrants), consolidates with or merges into another entity or conveys all or substantially all of its assets to another entity, then, in each such case, Warrantholder, upon any permitted exercise of a Warrant (as provided in Section 7), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of the Warrant prior to such consummation, the stock or other securities or property to which such Warrantholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Warrantholder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 8. The successor or purchasing entity in any such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Warrantholder a written acknowledgment of such entity's obligations under the Warrants and this Agreement.

(C) Notice of Certain Events.

                  Upon the occurrence of any event resulting in an adjustment in the number of Warrant Shares (or other stock or securities or property) receivable upon the exercise of the Warrants or the Exercise Price, the Company shall promptly thereafter (i) compute such adjustment in accordance with the terms of the Warrants, (ii) prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and (iii) mail copies of such certificate to Warrantholder.

Section (9)       Reservation of Shares.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, or its authorized and issued Common Stock held in its treasury, the aggregate number of the Warrant Shares deliverable upon the exercise of all outstanding Warrants, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon the due and punctual exercise of the Warrants, through 5:00 p.m., Vancouver time, on the Warrant Expiration Date.

Section (10)      No Impairment.

                  The Company shall not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the Warrants or this Agreement, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder under the Warrants and this Agreement against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) shall not set or increase the par value of any Warrant Shares above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants.

Section (11)      Representations and Warranties of Warrantholder.

                  Warrantholder represents and warrants to the Company that, on the date hereof and on the date the Warrantholder exercises the Warrant pursuant to the terms of this Agreement:

(i) Warrantholder is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(ii) Warrantholder understands that the Warrants and the Warrant Shares have not been registered under the Securities Act and acknowledges that the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration becomes available.

(iii) Warrantholder is acquiring the Warrants for Warrantholder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

Section (12)      No Rights or Liabilities as Stockholder.

                  No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Common Stock which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt and collection of the Exercise Price and any other amounts payable upon such exercise by the Company. No provision hereof, in the absence of affirmative action by Warrantholder to purchase Warrant Shares shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section (13)      Fractional Interests.

                  The Company shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants or to distribute certificates that evidence fractional shares of Common Stock. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of a Warrant, the number of Warrant Shares to be issued by the Company shall be rounded to the nearest whole number, with one-half or greater being rounded up.

Section (14)      Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 14, whenever used in this Agreement shall have the respective meanings hereinafter specified and words in the singular or in the plural shall each include the singular and the plural and the use of any gender shall include all genders.

                  "Affiliate" shall mean, with respect to any Person, any officer or director of such Person, or any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business   Day"   shall   mean  any  day  on  which   banking
institutions are generally open for business in Vancouver.

                  "Common Stock" means the common stock, par value $.001 per share, of the Company.

                  "Exercise Price" shall be the price per Warrant Share at which Warrantholder is entitled to purchase Warrant Shares upon exercise of any Warrant determined in accordance with Section 7 and subject to adjustment as provided in Sections 8 and 16 hereof.

                  "Person" shall mean any corporation, association, partnership,
joint  venture,  trust,  organization,   business,  individual,   government  or
political subdivision thereof or governmental body.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute as at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor federal statute.

Section (15)      Notices.

                  All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "Notice") shall be in writing and shall be sufficiently given (a) if hand delivered, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           if to the Company:


                           Patriot Gold Corp.

                           102 Donaghy Avenue

                           North Vancouver, BC V7P 2L5

                           Attn:  President



                           if to Warrantholder:



                           ---------------------------------

                           ---------------------------------

                           ---------------------------------

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or such other address as shall be furnished by any of the parties hereto in a Notice. Any Notice shall be deemed given upon receipt.

Section (16) Supplements, Amendments and Waivers; Unilateral Changes by the Company.

                  This Agreement may be supplemented or amended only by a subsequent writing signed by each of the parties hereto (or their successors or permitted assigns), and any provision hereof may be waived only by a written instrument signed by the party charged therewith.

                  Notwithstanding anything contained in this Agreement to the contrary, the Company shall have the right, in its sole and absolute discretion, to (i) decrease the Exercise Price and/or (ii) extend the Warrant Expiration Date. If the Company exercises its right to decrease the Exercise Price and/or extend the Warrant Expiration Date, it shall provide notice thereof to the Warrantholder no less than ten Business Days prior to the effective date thereof.

Section (17) Successors and Assigns.

                  Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Warrants issued under this Agreement may be assigned by Warrantholder only to the extent such assignment satisfies the restrictions on transfer set forth in this Agreement; any attempted assignment of Warrants in violation of the terms hereof shall be void ab initio.

Section (18)      Termination.

                  This Agreement (other than Sections 7C, 11, and Sections 15 through 26, inclusive, and all related definitions, all of which shall survive such termination) shall terminate on the earlier of (i) the Warrant Expiration Date and (ii) the date on which all Warrants have been exercised.

Section (19)      Governing Law; Jurisdiction.

(A) Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the province of British Columbia and the federal laws of Canada applicable herein.

(B) Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the province of British Columbia, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Agreement or the Warrant Certificates and Warrants to be issued pursuant hereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(C) Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, or the Warrant Certificates and Warrants to be issued pursuant hereto, in any court referred to in this Subsection B. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

Section (20)      Third Party Beneficiaries.

                  Each party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their successors and permitted assigns.

Section (21)      Headings.

                  The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section (22) Entire Agreement.

                  This Agreement, together with the Warrant Certificates and Exhibits, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the parties hereto with respect to such subject matter.

Section (23)      Expenses.

                  Each of the parties hereto shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and carrying out this Agreement and in consummating the transactions contemplated herein, except as otherwise expressly provided for herein.

Section (24)      Neutral Construction.

                  The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafting by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that such party or parties drafted or was more responsible for the drafting of any such provision(s).

Section (25)      Representations and Warranties.

                  The   Company   hereby   represents   and   warrants   to  the
Warrantholder that:

(a) the Company has all requisite corporate power and authority to (i) execute and deliver this Agreement and (ii) issue and sell the Common Stock upon the conversion thereof and carry out provisions of this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance), sale and issuance of the Common Stock to be sold hereunder has been taken or will be taken prior to the date hereof;

(b) this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to application affecting enforcement of creditor's rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief of other equitable remedies;

(c) the Common Stock issuable upon the conversion thereof that is being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws;

(d) subject in part to the truth and accuracy of Warrantholder's representations set forth in Section 11 of this Agreement, the offer, sale and issuance of the Common Stock issuable upon the conversion thereof as contemplated by this

Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of any state securities or other applicable blue sky laws; and

(e) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonremoval of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

Section (26)      Counterparts.

                  This Agreement may be executed in counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.







IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                            PATRIOT GOLD CORP.

                                            By:
                                                  ------------------------------

                                                  Name:

                                                  Title:





                                            By:
                                                  ------------------------------

                                                  Name:

                                                  Title: